                                               EX-99.B(h)scssafidbd
                          EXHIBIT C
                                                  Bond or
Name of Bond                                      Policy No.      Insurer

Investment Company                                87015100B       ICI
Blanket Bond Form                                                 Mutual
                                                                  Insurance
                                                                  Company
   Fidelity                       $23,500,000
   Audit Expense                       50,000
   On Premises                     23,500,000
   In Transit                      23,500,000
   Forgery or Alteration           23,500,000
   Securities                      23,500,000
   Counterfeit Currency            23,500,000
   Uncollectible Items of
     Deposit                           25,000
   Phone-Initiated Transactions    23,500,000

Directors and Officers/                           87015100D       ICI
Errors and Omissions Liability                                    Mutual
Insurance Form                                                    Insurance
   Total Limit                    $15,000,000                     Company

Blanket Lost Instrument Bond (Mail Loss)        30S100639551      Travelers

Blanket Undertaking Lost Instrument
   Waiver of Probate                             42SUN339806      Hartford
                                                                  Casualty
                                                                  Insurance